CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Form N-1A of our report dated August 25, 1999, relating to the financial statements and financial highlights which appears in the July 31, 1999 Annual Report to Shareholders of INVESCO Stock Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights", "Independent
Accountants"  and  "Financial  Statements"  in  such  Registration   Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhuseCoopers LLP

Denver, Colorado
March 7, 2000